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                                                                    Exhibit 23.1


                               Consent of KPMG LLP

The Board of Directors
Enesco Group, Inc.:

We consent to the incorporation by reference in the Registration Statements File No. 2-97934, No. 33-11415, No. 33-42974, No. 33-50723, No. 33-58633, No.
333-11501, No. 333-48957, No. 333-68289, No. 333-69087, No. 333-75345, No.
333-91312, No. 333-91318, No. 333-105062, No. 333-105063, No. 333-108798, and
No. 333-108799 of Enesco Group, Inc. and subsidiaries of our reports dated February 25, 2004 with respect to the consolidated balance sheets of Enesco Group, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, retained earnings, comprehensive income and cash flows for the years then ended, and the related consolidated financial statement schedule, as it relates to the years ended December 31, 2003 and 2002, which reports appear in the December 31, 2003 annual report on Form 10-K of Enesco Group, Inc. and subsidiaries.

Our reports refer to our audit of the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, to revise the 2001 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.


/s/ KPMG LLP

Chicago, Illinois
March 11, 2004